UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CNL Healthcare Properties, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801-3336

tel 407.650.1000    800.522.3863

www.cnlhealthcareproperties.com

Investor Inquiries:

P.O. Box 219001

Kansas City, Missouri 64121-9001

toll-free 866.650.0650

June 28, 2016

RE: CNL Healthcare Properties, Inc. 2016 Annual Meeting of Stockholders

Dear Stockholder:

Thank you for your investment in CNL Healthcare Properties, Inc. (the Company). We recently sent you proxy materials related to the Company’s 2016 Annual Meeting of Stockholders, but we have not yet received your vote. The 2016 Annual Meeting of Stockholders was held on June 22, 2016, but only two of the six proposals pending before stockholders received the sufficient number of votes. As such, the meeting has been adjourned to give stockholders additional time to submit their votes for the four remaining proposal amendments to the Company’s charter. The meeting will reconvene on July 21, 2016, 9:00 a.m. Eastern time at CNL Center at City Commons, 450 South Orange Avenue, 13th Floor, Orlando, Florida 32801.

As a stockholder, your vote is very important to the future operations and success of the Company.

The Company’s board of directors believes a vote “FOR” the four proposals listed as 2A through 2D in the proxy statement is in the best interest of the Company and its stockholders. Among other things, the proposed changes to the charter will remove certain provisions that could put the Company at a competitive disadvantage. A vote “FOR” the proposals also helps to provide greater flexibility for the Company to implement its business plan, advance strategic alternatives to provide liquidity to stockholders and respond quickly to market opportunities. Please review the proxy statement dated April 18, 2016 for complete details. The proxy statement and other documents can be obtained free of charge through the website maintained by the SEC at SEC.gov, and at the Company’s website at CNLHealthcareProperties.com.

Please submit your proxy regardless of the number of shares you own. If you have questions or would like to vote, please call toll free 855-928-4482. You can also submit your vote via the Internet at proxyvote.com or by mail using the information on the enclosed proxy card. Please submit your vote by 11:59 p.m. on July 20, 2016.

Your prompt vote will help the Company avoid additional phone and mailing expenses associated with the adjournment.

Thank you for actively participating in your investment in CNL Healthcare Properties.

Sincerely,

Thomas K. Sittema Chairman of the Board	Stephen H. Mauldin Vice Chairman of the Board